UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 16, 2007

IBT BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31655	25-1532164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 Main Street, Irwin, Pennsylvania	15642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(724) 863-3100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

IBT BANCORP, INC.

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02. Results of Operations and Financial Condition

On October 18, 2007, the Registrant re-issued its earnings release for the quarter and nine months ended September 30, 2007 to correct a misstatement of diluted earnings per share for the quarter ended September 30, 2006 in the first paragraph. A copy of the press release is furnished with this report as exhibit 99.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 16, 2007, the Registrant’s Board of Directors approved an amendment to the Registrant’s Bylaws to allow the issuance of uncertificated shares. The amendment was adopted in order for the Registrant to be eligible for the Direct Registration System by January 1, 2008 as required by the American Stock Exchange. The text of the amendment is filed with this report as Exhibit 3.2.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

3.2	Section 603 of Bylaws

99.1	Press Release, dated October 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBT BANCORP, INC.
Date: October 18, 2007	By:	/s/ Charles G. Urtin
Charles G. Urtin President and Chief Executive Officer (Duly Authorized Representative)